Exhibit 99.1

PRESS RELEASE

Contacts:	Robert McPherson
Senior Vice President, CFO
954-202-4000

FOR IMMEDIATE RELEASE

METALS USA REPORTS 2012 NET SALES OF $2 BILLION AND

11.0% YEAR OVER YEAR SHIPMENT GROWTH

February 6, 2013 – FORT LAUDERDALE, FLORIDA – Metals USA Holdings Corp. (NYSE: MUSA) today reported its results for the three and twelve month periods ended December 31, 2012.

Net sales for the fourth quarter of 2012 were $437.5 million, compared to net sales of $455.7 million for the fourth quarter of 2011. Fourth quarter 2012 shipments of 353,000 tons were 8% higher than the 327,000 tons shipped during the fourth quarter of 2011 and better than the 3.1% decline for the industry as reported by the Metals Service Center Institute. Earnings per diluted share were $0.10 in the fourth quarter of 2012. Fourth quarter 2012 results included non-recurring pre-tax expense of $6.3 million on debt extinguishment in connection with our senior secured note refinancing, $0.6 million of non-cash pretax annual pension expense, and $0.2 million of pre-tax expense attributable to secondary offering costs. These discrete items negatively impacted EPS by $0.13 per share in the fourth quarter of 2012. Excluding these discrete items, fourth quarter 2012 diluted EPS was $0.23 per share. Fourth quarter 2011 diluted EPS was $0.37 per share.

Net sales for fiscal year 2012 were $1,983.6 million, compared to net sales of $1,885.9 million for fiscal year 2011. Shipments for fiscal year 2012 totaled 1,550,000 tons, 11.0% higher than the 1,396,000 tons shipped during fiscal year 2011. Fiscal year 2012 earnings per diluted share were $1.41 per share. Excluding the non-recurring discrete items recorded during fiscal 2012 and discussed above, diluted EPS was $1.55 per share for fiscal year 2012. Fiscal year 2011 diluted EPS was $1.73.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “During the fourth quarter the market continued to be impacted by too much steel chasing too few orders. A prevailing weak business environment, compounded with typical seasonality around the holidays, forced us to choose between preserving margin or sales volumes, and we chose to maintain margin. As a consequence, our Q4 gross margin of 23.2% was consistent with margins achieved throughout 2012.”

Mr. Goncalves concluded: “During the fourth quarter, we also refinanced our long term debt, thereby extending its maturity and dramatically reducing our annual interest expense. We expect the refinancing to improve our free cash flow by approximately $10 million per year. We believe the demand weakness experienced in late 2012 is now behind us and we have begun 2013 with well positioned inventory and our usual attitude to profitably win market share through execution and customer service.”

Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by Metals USA and its lenders to evaluate the performance of the business, was $26.2 million for the fourth quarter of 2012 compared to $34.5 million for the fourth quarter of 2011. Adjusted EBITDA was $147.3 million for fiscal year 2012 compared to $163.1 million for fiscal year 2011. As of December 31, 2012, the Company’s trailing twelve month Pro Forma Adjusted EBITDA (as defined and calculated in the attached table) was $147.7 million.

On December 31, 2012, Metals USA had $216.3 million drawn under its asset-based credit facility with excess availability of $194.3 million, compared to excess availability of $163.8 million on December 31, 2011. Net debt, a non-GAAP measure defined as total outstanding debt less cash on hand, was $436.3 million as of December 31, 2012.

Net cash provided by operating activities for fiscal year 2012 was $67.2 million. Capital expenditures were $6.8 million for the three months ended December 31, 2012 and $20.1 million for fiscal year 2012.

Dividend

On February 5, 2013, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.06 per share. The dividend will be paid on March 12, 2013 to stockholders of record as of the close of business on February 26, 2013, the record date for the dividend.

The declaration and payment of any future dividends will be at the discretion of the Board of Directors, subject to the Company’s financial results, cash requirements, and other factors deemed relevant by the Board of Directors. Investors are cautioned that the Company’s dividend policy is not a guarantee that a dividend will be declared or paid in any particular period in the future.

Cancellation of Conference Call and Webcast

Due to the announcement released earlier today regarding the pending merger between Metals USA Holdings Corp and Reliance Steel & Aluminum Co., the Company has cancelled its previously announced earnings conference call originally scheduled for Thursday, February 7, 2013 at 10 a.m. Eastern Time.

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its other reports, statements and materials filed with the Securities and Exchange Commission for more complete information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of interest, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities laws which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such statements include, but are not limited to, statements concerning the future performance of the Company, statements concerning the Company’s plans, competitive position and market share, projections concerning revenue, profitability, cash flows, earnings, sales, volumes, balance sheet strength, debt or other financial and operational measures; projected working capital needs; demand trends for the Company’s products or its markets; pricing trends for metal and finished goods and the impact of pricing changes; anticipated capital expenditures; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain; projected timing, results, benefits, costs, charges and expenditures related to acquisitions or divestitures; the ability to operate profitably and generate cash in the current economic environment; the ability to identify, execute and successfully integrate acquisitions; the ability to capture and maintain margins and market share and to develop or take advantage of future opportunities, new products, services and markets; expectations for Company and customer inventories and customer orders; expectations for the economy and markets or improvements therein; expectations for metal prices and steel consumption; expectations for improving earnings, margins or shareholder value; and other non-historical matters. Factors that could cause the Company’s results to differ materially from actual results or current expectations include, but are not limited to, changes in metal prices, the effect of economic conditions generally in the United States, internationally and in the regions in which the Company operates and within major product markets, including a prolonged or substantial economic downturn; the effect of consolidation or other actions of our suppliers; disruptions in our sources of supply; increased competition and the other factors detailed in the Company’s annual report on Form 10-K under the caption “Risk Factors” and other reports filed with the Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof and the Company disclaims any duty to update the information herein.

-Tables follow -

Metals USA Holdings Corp.

Unaudited Consolidated Statements of Operations

and Comprehensive Income

(In millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011
Net sales	$437.5	$455.7	$483.7	$1,983.6	$1,885.9
Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	336.1	353.3	372.8	1,530.4	1,445.7
Operating and delivery	47.9	44.7	49.4	199.3	175.7
Selling, general and administrative	29.4	25.1	28.4	113.4	108.1
Depreciation and amortization	6.0	5.8	5.8	22.7	21.2
Gain on sale of property and equipment	—	—	(0.1)	(0.2)	—

Operating income	18.1	26.8	27.4	118.0	135.2
Other (income) expense:
Interest expense	8.9	9.0	9.0	36.3	36.6
Loss on extinguishment of debt	6.3	—	—	6.3	—
Other (income) expense, net	0.1	—	(0.2)	(0.1)	0.1

Income before income taxes	2.8	17.8	18.6	75.5	98.5
Provision (benefit) for income taxes	(0.9)	3.8	4.9	22.8	33.9

Net income	$3.7	$14.0	$13.7	$52.7	$64.6

Income per share:
Income per share - basic	$0.10	$0.38	$0.37	$1.42	$1.74
Income per share - diluted	$0.10	$0.37	$0.37	$1.41	$1.73
Number of common shares used in the per share calculation:
Basic	37.1	37.1	37.1	37.1	37.0
Diluted	37.4	37.3	37.4	37.4	37.3
Net income	$3.7	$14.0	$13.7	$52.7	$64.6
Other comprehensive income (loss):
Foreign currency translation adjustments	—	0.1	0.1	0.1	(0.2)
Deferred hedging gains	—	—	—	—	0.1

Total other comprehensive income (loss)	—	0.1	0.1	0.1	(0.1)

Total comprehensive income	$3.7	$14.1	$13.8	$52.8	$64.5

Metals USA Holdings Corp.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash	$15.3	$12.1
Accounts receivable, net of allowance of $5.2 and $6.9, respectively	196.5	212.2
Inventories	432.3	402.5
Deferred income tax asset	5.3	7.9
Prepayments and other	4.9	9.4

Total current assets	654.3	644.1
Property and equipment, net	251.8	247.8
Intangible assets, net	30.1	26.6
Goodwill	54.6	52.8
Other assets	13.1	13.5

Total assets	$1,003.9	$984.8

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$98.1	$110.0
Accrued liabilities	27.6	29.7
Current portion of long-term debt	2.8	1.0

Total current liabilities	128.5	140.7
Long-term debt, less current portion	448.8	467.6
Deferred income tax liability	99.2	97.1
Other long-term liabilities	17.2	22.3

Total liabilities	693.7	727.7

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued or outstanding at December 31, 2012 and December 31, 2011	—	—
Common stock, $0.01 par value, 140,000,000 shares authorized, 37,140,245 issued and 37,132,394 outstanding at December 31, 2012, and 37,059,236 issued and 37,058,507 outstanding at December 31, 2011	0.4	0.4
Additional paid-in capital	233.9	231.3
Retained earnings	75.6	25.1
Accumulated other comprehensive income	0.4	0.3
Treasury stock, at cost - 7,851 shares at December 31, 2012 and 729 shares at December 31, 2011	(0.1)	—

Total stockholders’ equity	310.2	257.1

Total liabilities and stockholders’ equity	$1,003.9	$984.8

Metals USA Holding Corp.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Twelve Months Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net income	$52.7	$64.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of property and equipment	(0.2)	—
Provision for bad debts	2.0	2.9
Depreciation and amortization	24.9	23.3
Loss on extinguishment of debt	6.3	—
Amortization of debt issuance costs	3.4	2.9
Deferred income taxes	4.4	15.4
Stock-based compensation	2.4	1.5
Excess tax benefit from stock-based compensation	(0.1)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	15.1	(48.6)
Inventories	(28.2)	(93.6)
Prepayments and other	4.5	0.5
Accounts payable and accrued liabilities	(15.2)	18.6
Other operating	(4.8)	0.2

Net cash provided by (used in) operating activities	67.2	(12.3)

Cash flows from investing activities:
Sales of assets	0.4	0.3
Purchases of assets	(20.1)	(21.8)
Acquisition costs, net of cash acquired	(17.0)	(88.1)

Net cash used in investing activities	(36.7)	(109.6)

Cash flows from financing activities:
Borrowings on credit facility	325.9	233.8
Repayments on credit facility	(337.3)	(112.1)
Repayments of long-term debt	(228.3)	(1.4)
Borrowings on term loan	222.7	—
Call premium on repayment of long term debt	(4.2)	—
Deferred financing costs	(4.0)	(2.9)
Exercise of stock options	0.1	—
Excess tax benefit from stock-based compensation	0.1	—
Purchase of treasury stock	(0.1)	—
Dividends paid	(2.2)	—

Net cash (used in) provided by financing activities	(27.3)	117.4

Net increase (decrease) in cash	3.2	(4.5)
Cash, beginning of period	12.1	16.6

Cash, end of period	$15.3	$12.1

Metals USA Holdings Corp.

Unaudited Supplemental Segment and Non-GAAP Information

(In millions, except shipments)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011
Segment:
Flat Rolled and Non-Ferrous:
Net sales	$249.2	$261.0	$266.7	$1,124.7	$1,046.7
Operating income	$13.5	$17.3	$15.5	$67.9	$78.1
Depreciation and amortization	$3.5	$3.4	$3.4	$13.0	$10.9
EBITDA (1)	$17.0	$20.7	$18.9	$80.9	$89.0
Adjusted EBITDA (2)	$17.0	$20.7	$18.9	$80.9	$89.0
Shipments (3)	213	195	225	930	812
Plates and Shapes:
Net sales	$171.5	$177.8	$195.6	$787.1	$765.9
Operating income	$12.9	$15.9	$18.1	$77.5	$83.0
Depreciation and amortization	$2.4	$2.3	$2.3	$9.3	$9.6
EBITDA (1)	$15.3	$18.2	$20.4	$86.8	$92.6
Adjusted EBITDA (2)	$15.3	$18.2	$20.4	$86.8	$93.2
Shipments (3)	143	135	159	634	596
Building Products:
Net sales	$19.0	$19.7	$23.5	$82.8	$85.8
Operating income (loss)	$0.8	$(1.0)	$1.4	$1.5	$(0.7)
Depreciation and amortization (5)	$0.7	$0.6	$0.4	$2.2	$2.2
EBITDA (1)	$1.5	$(0.4)	$1.8	$3.7	$1.5
Adjusted EBITDA (2)	$1.5	$(0.4)	$1.8	$3.7	$1.5
Shipments (3)	—	—	—	—	—
Corporate and other:
Net sales (4)	$(2.2)	$(2.8)	$(2.1)	$(11.0)	$(12.5)
Operating loss	$(9.1)	$(5.4)	$(7.6)	$(28.9)	$(25.2)
Depreciation and amortization	$0.1	$0.1	$0.1	$0.4	$0.6
EBITDA (1)	$(9.0)	$(5.3)	$(7.5)	$(28.5)	$(24.6)
Adjusted EBITDA (2)	$(7.6)	$(4.0)	$(6.2)	$(24.1)	$(20.6)
Shipments (3) (4)	(3)	(3)	(3)	(14)	(12)
Consolidated:
Net sales	$437.5	$455.7	$483.7	$1,983.6	$1,885.9
Operating income	$18.1	$26.8	$27.4	$118.0	$135.2
Depreciation and amortization (5)	$6.7	$6.4	$6.2	$24.9	$23.3
EBITDA (1)	$24.8	$33.2	$33.6	$142.9	$158.5
Adjusted EBITDA (2)	$26.2	$34.5	$34.9	$147.3	$163.1
Shipments (3)	353	327	381	1,550	1,396
Product Mix: (6)
Carbon Flat Rolled	33.5%	34.8%	32.1%	33.9%	34.7%
Mini Mill Products	11.4%	10.4%	11.7%	11.4%	10.5%
Non-Ferrous	25.1%	25.5%	25.6%	24.7%	24.4%
Plate	16.6%	17.0%	17.3%	17.3%	17.6%
Structural	13.4%	12.3%	13.3%	12.7%	12.8%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	EBITDA is the summation of operating income (loss) and depreciation and amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.
(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indenture governing our notes.
(3)	Expressed in thousands of tons. Not a meaningful measure for Building Products.
(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.
(5)	Includes depreciation expense recorded in cost of sales.
(6)	Based on net sales by product line excluding Building Products.

EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA Non-GAAP Measures, Reconciliations and Explanations

EBITDA is the summation of operating income and depreciation and amortization. EBITDA also represents net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA (as defined by the loan and security agreement governing the ABL facility and the indenture governing our notes) is defined as EBITDA further adjusted to exclude certain non-cash, non-recurring and realized (or in the case of the indenture, expected) future cost savings directly related to prior acquisitions. EBITDA and Adjusted EBITDA are not defined terms under accounting principles generally accepted in the United Sates of America (“GAAP”). Neither EBITDA nor Adjusted EBITDA should be considered an alternative to operating income or net income as a measure of operating results or an alternative to cash flow as a measure of liquidity.

There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

•	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

•	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present EBITDA when reporting their results. In addition, EBITDA provides additional information used by our management and board of directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes EBITDA facilitates our operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

We believe that the inclusion of supplemental adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about the performance of the business, and we are required to present Adjusted EBITDA to demonstrate compliance with our debt covenants. Management uses Adjusted EBITDA as a key indicator to evaluate performance of certain employees.

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA (as discussed above) with additions for the Adjusted EBITDA of our recent acquisitions, as though we owned those businesses for the twelve-month period ended December 31, 2012. Adjusted EBITDA on a Pro Forma Basis, as defined by our credit agreements, is a non-GAAP measure used in the calculation of our Consolidated Total Debt Ratio, as defined by the indenture governing our notes.

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011
	(In millions)
Operating income	$18.1	$26.8	$27.4	$118.0	$135.2
Depreciation and amortization (1)	6.7	6.4	6.2	24.9	23.3

EBITDA	24.8	33.2	33.6	142.9	158.5
Indenture defined adjustments to EBITDA:
Facility closure and severance costs	—	—	—	—	0.6
Non cash employee benefit expense	1.2	1.2	0.6	3.0	2.4
Secondary offering costs	0.2	—	0.6	0.8	—
Acquisition expenses	—	0.1	0.1	0.6	1.6

Adjusted EBITDA	$26.2	$34.5	$34.9	$147.3	$163.1

Pro forma acquisition adjustments				0.4

Pro Forma Adjusted EBITDA				$147.7

(1)	Includes depreciation expense recorded in cost of sales for the Building Products Group.